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                                                                    EXHIBIT 21.1

                              VERTEL CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT
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                                                             Other Name(s)
                                    Jurisdiction            Under Which the
                                        of                  Subsidiary Does
Name of Subsidiary                 Incorporation               Business
-----------------------            -------------         --------------------
   Vertel Pacific                  California            Vertel Asia Pacific,
                                                         Vertel Korea
                                                         Vertel Japan

   Vertel B.V.                     Netherlands           Retix Ireland, Vertel Ireland,
                                                            Vertel France, Vertel
                                                            Germany, Vertel U.K.
                                                            Retix B.V.

   Vertel U.K. Limited             United Kingdom        Retix Property Company, Ltd.

   Vertel Germany GmbH             Germany               Retix (Deutschland) GmbH

   Vertel Poland Sp. z o.o         Poland                None

   Recodif Retix France (TM)       France                None

   Retix Italia SARL               Italy                 None
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